EXHIBIT 4.11

CANADA – AB, ON

UNITED KINGDOM

CONTINENTAL EUROPE

OFFSHORE

SUBSCRIPTION AGREEMENT FOR

COMMON SHARES

TO:	Gastar Exploration Ltd. (the “Corporation”)
AND TO:	Westwind Partners Inc. (the “Agent”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation set forth below (the “Common Shares”), for the aggregate subscription price set forth below (the “Aggregate Subscription Price”), representing a subscription price of $             (U.S.) per Common Share, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Common Shares of Gastar Exploration Ltd.” attached hereto (together with this page and the attached Exhibits, the “Subscription Agreement”). In addition to this face page, the Subscriber must also complete all applicable Exhibits attached hereto.

Number of Common Shares: Aggregate Subscription Price (U.S.): $
(Name of Subscriber - please print)

By:	(Authorized Signature)	Deliver the Common Shares as set forth below: (Name)
(Official Capacity or Title - please print) (Please print name of individual whose signature appears above if different than the name of the subscriber printed above.) (Subscriber’s Address)		(Account reference, if applicable) (Contact Name) (Address) Register the Common Shares as set forth below:

(Telephone Number) (E-Mail Address)		(Name) (Account reference, if applicable) (Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated: June     , 2005

GASTAR EXPLORATION LTD.		Subscription No:

By:	Title:

This is the first page of an agreement comprised of 12 pages (not including Exhibits).

TERMS AND CONDITIONS OF SUBSCRIPTION FOR

COMMON SHARES OF

GASTAR EXPLORATION LTD.

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part.

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)	the Common Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to __________ Common Shares at an issue price of $_____ (U.S.) per Common Share on a best efforts marketed offering basis through the Agent (the “Offering”); and

(b)	subject to Section 10, the Offering is not subject to any minimum subscription level, and therefore, any funds invested are available to the Corporation and will be paid to the Corporation on the Closing Date.

Representations, Warranties and Covenants by Subscriber

3. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and the Agent and their respective counsel (and acknowledges that the Corporation and the Agent, and their respective counsel, are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)	Subscriber (i) has been advised that trading in the Common Shares will be subject to various limitations and holding periods of up to two years under the securities laws of the United States and four months under the securities laws of Canada regardless of the residence of the Subscriber; (ii) has been independently advised as to restrictions with respect to trading in the Common Shares imposed by applicable securities legislation in the jurisdiction in which it resides; (iii) confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto; it acknowledges that it is aware of the characteristics of the Common Shares, the risks relating to an investment therein, and of the fact that it may not be able to resell the Common Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and

(b)	other than the documents listed on Exhibit 3 hereto, which have been previously provided to, or obtained by, Subscriber (the “Disclosure Documents”), Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Common Shares; and

(c)	Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Common Shares; and

(d)	Subscriber is, and at all times since the Subscriber received a copy of the Disclosure Documents, was, a resident of and was offered the Common Shares in the jurisdiction set forth as the “Subscriber’s Address” under its signature on the face page of this Subscription Agreement; if the province of his or her principal residence, or the province of its principal office or principal place of business, changes, or his, her or its address changes in any other respect, before the consummation of his, her or its purchase of the Common Shares subscribed for under this Subscription Agreement, he, she or it will promptly notify the Corporation, and if the change in the province or his or her principal residence, or its principal office or principal place of business, is to a province in which an offer and/or sale of the Common Shares is prohibited by applicable law, any offer to sell Common Shares to him, her or it made before notification of the change in the province of his or her principal residence, or its principal office or principal place of business, shall be deemed retracted and he, she or it shall cease to be entitled to purchase Common Shares pursuant to such offer; and

(e)	unless it is purchasing under paragraph 3(f), it is purchasing the Common Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares, and it fully complies with one or more of the criteria set forth below:

(i)	it is resident in or otherwise subject to applicable securities laws of Alberta and it is an “accredited investor”, as such term is defined in Multilateral Instrument 45-103 - “Capital Raising Exemptions” of the Canadian Securities Administrators adopted under the Securities Act (Alberta) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement and has initialled in Appendix ”A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; or

(ii)	it is resident in or otherwise subject to applicable securities laws of Ontario, it is an “accredited investor” as defined in Ontario Securities Commission Rule 45-501 entitled “Exempt Distributions” promulgated under the Securities Act (Ontario) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 2 to this Subscription Agreement and has initialled in Appendix ”A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; or

(iii)	it is a resident of the United Kingdom and is a person of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion ) Order 2001 and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business; and

(f)	if it is not purchasing as a principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Common Shares for whom it may be acting, and it and each beneficial purchaser is resident in the jurisdiction set out as the “Subscriber’s Address”, and:

(i)	if it is resident in or otherwise subject to applicable securities laws of Alberta, it is an “accredited investor” as defined in paragraphs (p) or (q) of the definition of “accredited investor” in Multilateral Instrument 45-103 (which definition is reproduced in the Appendix to Exhibit 1 attached hereto); provided, however that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada and has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1 and has initialled Appendix ”A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in paragraphs (p) or (q) of Appendix ”A” thereto; or

(ii)	subject to securities laws applicable to the Subscriber, if it is acting as agent for one or more disclosed principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Common Shares, and each of such principals complies with subparagraphs (i), (ii) or (iii) of paragraph 3(e) hereof as are applicable to it by virtue of its place of residence or by virtue of the securities laws of such place being applicable to the Subscriber; and

(g)	if it is a resident of any jurisdiction referred to in the preceding paragraphs 3(e) or 3(f) but not purchasing thereunder, it is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation and shall deliver to the Corporation and the Agent such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation or the Agent or their respective counsel may request; and

(h)	if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction not referred to in the preceding paragraphs 3(e) or 3(f) it, or any beneficial purchaser for whom it is acting, complies with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation or the Agent or their respective counsel may request; and

(i)	Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares or the adequacy or accuracy of the information set forth in any document provided to Subscriber; and

(ii)	there is no government or other insurance covering the Common Shares; and

(iii)	the Common Shares are a speculative investment that involves a high degree of risk of loss of entire investment; and

(iv)	there are substantial restrictions on the Subscriber’s ability to resell the Common Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Common Shares; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Common Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	the Common Shares shall not be resold until after the expiry of the applicable “hold” or “restricted” period attaching to such Common Shares under United States and Canadian laws, unless sold pursuant to an exemption under all applicable securities laws, and the certificates evidencing the Common Shares which it shall receive will bear a legend referring to such restrictions on resale and neither the Corporation nor any transfer agent of the Corporation will register any transfers of such Common Shares not made in compliance with such restrictions on resale; and

(vii)	the Common Shares have not been approved or disapproved by the United States Securities Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations of the Corporation; any representation to the contrary is a criminal offense; and

(j)	Subscriber is purchasing the Common Shares directly from the Corporation pursuant to one of the prospectus exemptions described in paragraphs 3(e), 3(f), 3(g) or 3(h), and:

(i)	Subscriber is authorized to consummate the purchase of the Common Shares, and

(ii)	Subscriber understands and acknowledges that the Common Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws. Accordingly, the Common Shares will be “restricted securities” within the meaning of Rule 144 under the 1933 Act, and therefore may not be offered or sold by it, directly or indirectly, in the United States without registration under United States federal and, if not preempted, state securities laws, except in compliance with paragraph 3(j)(v) and, the Subscriber understands that the certificates representing the Common Shares issued to it will contain a legend in respect of such restrictions which is set out in paragraph 3(j)(vi) below; and

(iii)	Subscriber has received, for its information only, a copy of this Subscription Agreement and a copy of each of the Disclosure Documents and has been offered the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any information the Subscriber deems necessary to verify the accuracy of any information regarding the Corporation; and has had access to such additional information, if any, concerning the Corporation as it has considered necessary in connection with its investment decision to invest in the Common Shares; and

(iv)	Subscriber has a pre-existing personal or business relationship with the Corporation or one of its officers, directors or controlling persons, or by reason of the Subscriber’s business or financial experience, that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Shares and is able to bear the economic risks of such investment and can be reasonably assumed to have the capacity to protect his, her or its own interests in connection with the transaction contemplated by this Subscription Agreement; and

(v)	Subscriber agrees that if it decides to offer, sell or otherwise transfer any of the Common Shares, it will not offer, sell or otherwise transfer any of such Common Shares, directly or indirectly, except: (A) to the Corporation, (B) outside the United States in accordance with Rule 903 or 904 of Regulation S under the 1933 Act, and in compliance with applicable local laws and regulations, (C) inside or outside the United States after one year pursuant to the exemption from registration under the 1933 Act provided by Rule 144 thereunder, (D) to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the 1933 Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (E) inside the United States, in any other transaction exempt from registration under the 1933 Act and, in any event, in compliance with any applicable state securities laws of the United States, provided that prior to any transfer pursuant to this clause (E), the Corporation may require a legal opinion reasonably satisfactory to the Corporation that such transfer is exempt from registration under the 1933 Act and applicable state securities laws, and, in each instance, in compliance with any applicable state securities laws of the United States or (F) pursuant to a registration statement effective under the 1933 Act and covering such offer, sale and transfer; and

(vi)	Subscriber understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, the certificates representing the Common Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GASTAR EXPLORATION LTD. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO GASTAR EXPLORATION LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE OR OUTSIDE THE UNITED STATES, PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, (D) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (E) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND COVERING SUCH OFFER, SALE OR TRANSFER (IT BEING UNDERSTOOD THAT THE ISSUER SHALL BE UNDER NO OBLIGATION TO FILE SUCH REGISTRATION STATEMENT). HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT;

provided, that if Common Shares are being sold in compliance with the requirements of Rule 144 under the 1933 Act or pursuant to an effective registration statement under the 1933 Act, the above legend may be removed by delivery of (i) an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to the effect that such Common Shares held by it are being sold pursuant to Rule 144 of the 1933 Act or pursuant to an effective registration statement under the 1933 Act, as the case may be, and (ii) such other documentation reasonably requested by the Corporation or its transfer agent;

provided, further, that if (i) it is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of the Corporation, (ii) it has not been such an affiliate in the preceding three months, and (iii) at least two years (or such shorter period as may be permitted under Rule 144(k) or any successor rule) have elapsed since the later of the date the Common Shares were acquired from the Corporation or from an affiliate of the Corporation, then the above legend may be removed from any certificates representing such Common Shares held by it by delivery to the Corporation of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to the effect that any such Common Shares held by it may be sold pursuant to Rule 144(k) (or any successor rule) of the 1933 Act and such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

and the Corporation shall use its reasonable best efforts to cause the registrar and transfer agent of the Corporation to remove the foregoing U.S. legend within three business days (excluding weekends and holidays) of receipt of the foregoing, as applicable; and

(vii)	each certificate representing the Common Shares will carry a legend, and any ownership statement issued under a direct registration system or other electronic book-entry system acceptable to the applicable Canadian securities regulator will bear a legend restriction notation, stating “Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the Closing Date.]”; and

(viii)	Subscriber is acquiring the Common Shares as principal for its own account for investment, and not with a view to any resale, distribution or other disposition of the Common Shares, in violation of United States securities laws; the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer, assign or pledge to such person or anyone else all or any part of the Common Shares for which the Subscriber hereby subscribes, and the Subscriber has no plans or intentions to enter into any such contract, undertaking or arrangement; and

(ix)	Subscriber has read, is fully familiar with, and completely understands, the Disclosure Documents and any other documents and information which he, she or it deems material to making an investment decision with respect to the Common Shares; and

(x)	the financial condition of the Subscriber is such that he, she or it has no need for liquidity with respect to his, her or its investment in the Common Shares to satisfy any existing or contemplated undertaking or indebtedness, and he, she or it has no need for a current return on his, her or its investment in the Common Shares; he, she or it is able to bear the economic risk of his, her or its investment in the Common Shares for an indefinite period of time, including the risk of losing all of his, her or its investment, and the loss of his, her or its entire investment in the Common Shares would not materially adversely affect the standard of living of the Subscriber or his or her family; and

(xi)	all information that the Subscriber has provided in this Subscription Agreement concerning the Subscriber and his, her or its financial condition is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of the Subscriber’s subscription for the Common Shares subscribed for under this Subscription Agreement, the Subscriber will immediately so notify the Corporation; and

(k)	Subscriber understands and acknowledges that the certificates representing the Common Shares will also bear a legend that the securities cannot be traded through the facilities of stock exchanges in Canada since the certificate is not freely transferable and consequently is not “good delivery” in transactions on such stock exchanges unless on or prior to such trade, arrangements have been made to remove the legends as provided in the provisos of paragraph 3(j)(vi) hereof, and it acknowledges that such stock exchanges would deem the selling security holder to be responsible for any loss incurred on a sale made by such security holder in such securities; and

(l)	Subscriber understands and acknowledges that the Corporation has the right to instruct the transfer agent for the Common Shares not to record a transfer by any person in the United States without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the 1933 Act and any applicable state securities laws; and

(m)	Subscriber acknowledges that it has not purchased the Common Shares as a result of any general solicitation or general advertising, as such terms are defined in Regulation D under the 1933 Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(n)	except as provided herein, no person has made to the Subscriber any written or oral representation:

(i)	that any person will resell or repurchase the Common Shares;

(ii)	that any person will refund the purchase price of the Common Shares; or

(iii)	as to the future price or value of the Common Shares; and

(o)	Subscriber understands and acknowledges that the Corporation (i) is not presently, nor is the Corporation under any obligation to become, a “foreign private issuer”, as such term is defined in Regulation S of the 1933 Act, and (ii) because the Corporation is not a foreign private issuer, the 1933 Act restricts the offer, sale or transfer of the Common Shares both within and outside of the United States, as set forth in this Subscription Agreement; and

(p)	if a corporation, partnership, unincorporated association or other entity, Subscriber has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(q)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(r)	in the case of a subscription by Subscriber for Common Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such principal; and

(s)	except for the representations and warranties made by the Corporation in this Agreement and the Subscriber’s review of the Disclosure Documents, Subscriber has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(t)	Subscriber acknowledges that the Corporation’s counsel and the Agent’s counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber; and

(u)	Subscriber understands, acknowledges and is aware that the Common Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Common Shares is conditional upon such sale being exempt from the requirements under applicable securities legislation as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the filing of a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(v)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Common Shares, including, without limitation: (i) in the case of an accredited investor resident in or otherwise subject to applicable securities laws of Alberta a Representation Letter in the form attached as Exhibit 1; and (ii) in the case of an accredited investor resident in or otherwise subject to applicable securities laws of Ontario, a Representation Letter in the form attached as Exhibit 2; and

(w)	the acquisition of the Common Shares hereunder by the Subscriber will not result in the Subscriber becoming a “control person”, as defined under applicable securities laws; and

(x)	the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(y)	the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Common Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Representations and Warranties of the Corporation

4. The Corporation represents and warrants, as of the date of this Subscription Agreement and the Closing Date, to the Subscriber, that:

(a)	Each of the Corporation and its subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would materially and adversely affect the business or financial condition, properties or operations of the Corporation. Each of the Corporation and its subsidiaries has all requisite corporate, partnership, limited liability company or other organizational power and authority (i) to own and lease the properties and assets it currently owns and leases (if any) and it contemplates owning and leasing and (ii) to conduct its activities as such activities (if any) are currently conducted and as currently contemplated to be conducted.

(b)	As of the date of this Subscription Agreement, the authorized capital of the Corporation consists of an unlimited number of Common Shares and preferred shares, of which as of the date of this Subscription Agreement 119,326,298 Common Shares and no preferred shares are issued and outstanding, 16,934,600 Common Shares are reserved for issuance pursuant to the Corporation’s share option, restricted shares and share purchase plans; and 11,846,603 Common Shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, Common Shares. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.

(c)	The Corporation has duly authorized the issuance and sale of the Common Shares in accordance with the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

(d)	The Common Shares, when issued and paid for in accordance with this Subscription Agreement, will represent validly authorized, duly issued and fully paid and nonassessable Common Shares of the Corporation, and the issuance thereof will not conflict with the organizational documents of the Corporation.

(e)	The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of or default under, any agreement, indenture or instrument by which the Corporation is bound or any law, administrative rule, regulation or decree of any court or any governmental body or administrative agency applicable to the Corporation.

(f)	As of the date of this Subscription Agreement, the Disclosure Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)	Subsequent to the dates as of which information is given in the Disclosure Documents, except as described therein, there has not been any material adverse change with regard to the assets or properties, results of operations or financial condition of the Corporation.

(h)	Other than as publicly disclosed by the Corporation, there is no litigation or governmental or other proceeding or investigation at law or in equity before any court or before any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, pending or, to the Corporation’s knowledge, threatened (and the Corporation does not know of any basis therefor) against, or involving the assets, property or business of, the Corporation or any of its subsidiaries, nor are there any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority that would materially adversely affect the value or the operation of such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole.

(i)	To the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order preventing the issue and sale of the Common Shares nor instituted proceedings for that purpose, and, to the knowledge of the Corporation, no such proceedings are pending or contemplated.

(j)	The Corporation is, and has been for the four months immediately preceding the Closing Date, a reporting issuer not in default of any requirement under the securities laws, regulations, rules, orders and policies applicable in British Columbia, Alberta, Manitoba, Ontario, Quebec and Nova Scotia (the “Canadian Securities Laws”). The Corporation is in compliance with all timely disclosure obligations under applicable Canadian Securities Laws, and none of the documents filed by or on behalf of the Corporation pursuant to such Canadian Securities Laws contains a misrepresentation at the date of the filing thereof.

(k)	The first trade of the Common Shares purchased by the Subscriber is exempt from the prospectus requirements of the Canadian Securities Laws so long as:

(i)	at least four months have elapsed from the Closing Date;

(ii)	the trade is not a control distribution (as defined in Multilateral Instrument 45-102 promulgated under the securities laws of each Canadian jurisdiction other than Quebec);

(iii)	no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade;

(iv)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(v)	if the selling security holder is an insider or officer of the issuer, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation.

(l)	The Corporation will continue to be a reporting issuer under applicable Canadian Securities Laws until that date that is four months and a day after the Closing Date.

(m)	Assuming the accuracy of the representations and warranties of the Subscriber set forth in this Agreement, the offer, issuance and delivery of the Common Shares are exempt from the prospectus and dealer registration requirements of the relevant securities laws, [and are exempt from or not subject to the registration requirements of the 1933 Act].

(n)	The Common Shares will, prior to issuance, be conditionally listed for trading on the Toronto Stock Exchange.

Resale Commitments

5. The Corporation will use its reasonable commercial efforts to file a registration statement (the “Registration Statement”) on proper form with the SEC covering the resale of all Common Shares that are restricted under the 1933 Act within 90 days of the Closing Date. The Corporation shall use its reasonable commercial efforts to cause the Registration Statement to be declared effective within 180 days of the Closing Date. The Corporation shall cause the Registration Statement to remain effective until the earlier of (i) 30 days after all the Common Shares have been sold under the Registration Statement, or (ii) one year from the Closing Date.

6. The Subscriber acknowledges and agrees that, if it chooses to avail itself of the use of the Registration Statement it will, upon request of the Corporation, timely furnish to the Corporation for use and publication in the Registration Statement all selling shareholder information required to be included in the Registration Statement, and the Subscriber will advise the Corporation whenever such information is incorrect and will furnish updated information. The Subscriber acknowledges that failure to timely provide such information, and to keep such information updated, will excuse the Corporation from maintaining or filing the Registration Statement for the benefit of such Subscriber. The Subscriber agrees to indemnify and hold harmless the Corporation, its respective officers, directors, partners, employees, representatives and agents, or any controlling persons (any such person referred to hereinafter shall be referred to as an “Indemnified Holder”), against any losses, claims, damages or liabilities to which such Indemnified Holder may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by the Subscriber for use in the Registration Statement or related prospectus, or any amendment or supplement thereto or any related preliminary prospectus or (ii) the omission or alleged omission to state therein a material fact required to be included in such information requested by the Corporation or necessary to make such information not misleading, in the light of the circumstances under which such information is furnished.

7. The Subscriber acknowledges that if the Registration Statement is declared effective (i) the Corporation shall be under no obligation to arrange an underwriting or otherwise assist in providing for any proposed sales of Common Shares covered by the Registration Statement and (ii) in order to update the Registration Statement with periodic information or material non-public information as required by the 1933 Act, the effectiveness of the Registration Statement, and the ability of the Subscriber to effect sales of Common Shares covered thereby, will be periodically suspended from time to time upon notice to the holders of Common Shares. The Corporation shall not be required to specify in any notice to the nature of the event giving rise to the suspension. The Corporation will use its reasonable efforts to limit these suspended periods to those required by the 1933 Act.

8. The Corporation shall maintain its Common Shares as listed for trading on the Toronto Stock Exchange for one year after the Closing Date.

Closing

9. The Subscriber agrees to deliver to the Agent, not later than 12:00 p.m. (Houston Texas time) on the day that is two business days before the Closing Date: (a) this duly completed and executed Subscription Agreement; and (b) if the Subscriber is an “accredited investor” a fully executed and completed Representation Letter in the form of Exhibit 1, in the case of an Alberta subscriber, and in the form of Exhibit 2, in the case of an Ontario subscriber.

10. Subscriber acknowledges that its obligation to purchase the Common Shares hereunder is not conditioned upon the issuance of senior secured notes described in Exhibit 4 hereto or the consummation of the proposed Geostar acquisition described in the Disclosure Documents. Subscriber acknowledges that it has made its investment decision to purchase the Common Shares, assuming that one or both such transactions may not close or, if pursued by the Corporation, such transactions may close on terms that are materially different than previously disclosed. Subscriber acknowledges that the terms and existence of the proposed senior secured notes financing described in Exhibit 4 are confidential non-public information concerning the Corporation, which should not be publicly disclosed by Subscriber. The Corporation agrees that, in the event it closes a debt transaction or series of debt transactions as an alternative to the senior secured notes transaction described on Exhibit 4 hereto, it will not in connection with the alternative debt transaction or series of alternative debt transactions, without the consent of subscribers holding a majority of the Common Shares issued pursuant to this Subscription Agreement and similar subscription agreements for Common Shares issued on the Closing Date, issue or commit to issue, within a period of 18 months from the Closing Date, a number of Common Shares or any other equity securities, having an aggregate equity value in excess of that which would have been issued under the proposed senior secured notes transaction described in Exhibit 4.

11. The sale of the Common Shares pursuant to this Subscription Agreement will be completed at the offices of Vinson & Elkins L.L.P., the Corporation’s counsel, in Houston, Texas at 10:00 a.m. or such other time as the Corporation and the Subscriber may agree (the “Closing Time”) on June     , 2005 or such other date as the Corporation and the Subscriber may agree (the “Closing Date”).

12. At or prior to the Closing Time, the Corporation will deliver to the Subscriber, or the Subscriber’s custodian as directed by the Subscriber, a certificate representing the Common Shares to be purchased by the Subscriber, registered in the manner as set forth on the face page of this Subscription Agreement, which certificate will be held in escrow by the Subscriber or its custodian pending completion of the sale. Following receipt of the certificate referred to in the previous sentence, the Subscriber will, at the Closing Time, pay for the Common Shares by wire transfer of immediately available funds.

13. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreements, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

14. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Common Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent and their respective counsel in determining the eligibility of a purchaser of Common Shares and the Subscriber agrees to indemnify and hold harmless the Corporation and the Agent and their respective affiliates, shareholders, directors, officers, partners, employees and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at Gastar Exploration Ltd., 888, 900 – 6th Avenue S.W., Calgary, Alberta, T2P 3K2, Attention: Sara-Lane Sirey, Corporate Secretary (Fax Number: (403) 237-6518) of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

15. The Subscriber acknowledges that the Agent has agreed to offer the Common Shares on a best efforts marketed “private placement” basis and, in connection therewith, the Corporation has entered into, or will enter into prior to the Closing Date, an agreement pursuant to which the Agent, in connection with the issue and sale of the Common Shares, will receive a fee from the Corporation.

16. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Common Shares under applicable securities legislation, preparing and registering certificates representing Common Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities; (b) the Corporation’s registrar and transfer agent; and (c) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in paragraph 9 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

17. The Subscriber represents and warrants that the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”), and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

18. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the Toronto Stock Exchange and all other required regulatory approvals.

19. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Common Shares to the Subscriber shall be borne by the Subscriber.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than Texas.

21. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

22. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent for the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

23. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

24. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

25. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

26. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

27. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

28. In this Subscription Agreement (including the Exhibits hereto) all references to dollar amounts are to United States dollars, unless otherwise indicated.

EXHIBIT 1

REPRESENTATION LETTER

(FOR ALBERTA ACCREDITED INVESTORS)

TO:	Gastar Exploration Ltd. (the “Corporation”)

AND TO:	Westwind Partners Inc. (the “Agent”)

In connection with the purchase of common shares of the Corporation (the “Common Shares”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

1. The Subscriber is resident in Alberta or is otherwise subject to applicable securities laws of the Province of Alberta;

2. The Subscriber is purchasing the Common Shares as principal for its own account or complies with the provisions of paragraph 3(f)(i) of the Subscription Agreement;

3. The Subscriber is an “accredited investor” within the meaning of Multilateral Instrument 45-103 entitled “Capital Raising Exemptions” by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

4. Upon execution of this Exhibit 1 by the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

Dated:                     , 2005

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN

APPENDIX “A” ON THE NEXT PAGES

APPENDIX “A”

TO EXHIBIT 1

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in Multilateral Instrument 45-103) means:

_________	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada); or

_________	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_________	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or

_________	(d)	a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_________	(e)	a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_________	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e); or

_________	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada; or

_________	(h)	a municipality, public board or commission in Canada; or

_________	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_________	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_________	(k)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_________	(l)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

_________	(m)	a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000 and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements; or

_________	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors (as defined in Multilateral Instrument 45-103); or

_________	(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts; or

_________	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account; or

_________	(q)	a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser; or

_________	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded; or

_________	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

_________	(t)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors (as defined in Multilateral Instrument 45-103).

For the purposes hereof:

(a)	“control person” has the meaning ascribed to that term in securities legislation;

(b)	“designated securities” means:

(i)	voting securities,

(ii)	securities that are not debt securities and that carry a residual right to participate in the earnings of the issuer or, on the liquidation or winding-up of the issuer, in its assets, or

(iii)	securities convertible, directly or indirectly, into securities described in paragraph (i) or (ii);

(c)	“eligibility adviser” means an investment dealer or equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	“financial assets” means cash and securities;

(e)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(f)	“fully managed account” means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(g)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(h)	“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

(i)	“non-redeemable investment fund” means an issuer,

2

(i)	where contributions of securityholders are pooled for investment,

(ii)	where securityholders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(iii)	whose securities do not entitle the securityholder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer;

(j)	“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction; and

(k)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets.

All monetary references are in Canadian Dollars.

3

EXHIBIT 2

REPRESENTATION LETTER

(FOR ONTARIO ACCREDITED INVESTORS)

TO:	Gastar Exploration Ltd. (the “Corporation”)

AND TO:	Westwind Partners Inc. (the “Agent”)

In connection with the purchase of common shares of the Corporation (the “Common Shares”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Exhibit 2), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

1. The Subscriber is resident in Ontario or is otherwise subject to applicable securities laws of the Province of Ontario;

2. The Subscriber is purchasing the Common Shares as principal for its own account;

3. The Subscriber is an “accredited investor” within the meaning of Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

4. Upon execution of this Exhibit 2 by the Subscriber, this Exhibit 2 shall be incorporated into and form a part of the Subscription Agreement.

Dated:                      , 2005

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN

APPENDIX “A” ON THE NEXT PAGES

APPENDIX “A”

TO EXHIBIT 2

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in Ontario Securities Commission Rule 45-501) means:

_________	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

_________	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

_________	(c)	a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_________	(d)	a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

_________	(e)	a company licensed to do business as an insurance company in any jurisdiction;

_________	(f)	a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

_________	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

_________	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

_________	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

_________	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

_________	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

_________	(l)	a registered charity under the Income Tax Act (Canada);

_________	(m)	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

_________	(n)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (aa) below, which must be initialled.)

_________	(o)	an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

_________	(p)	a promoter of the issuer or an affiliated entity of a promoter of the issuer;

_________	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

_________	(r)	a person or company that, in relation to the issuer, is an affiliated entity or a control person;

_________	(s)	an issuer that is acquiring securities of its own issue;

_________	(t)	a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

_________	(u)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

_________	(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

_________	(w)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario)), or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

_________	(x)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

_________	(y)	an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_________	(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

_________	(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

NOTE: The investor must initial beside the applicable portion of the above definition.

For the purposes hereof:

(a)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b)	“control person” means any person, company or combination of persons or companies holding a sufficient number of any securities of the issuer to affect materially the control of the issuer, but any holding of any person, company or combination of persons or companies holding more than 20% of the outstanding voting securities of the issuer, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the issuer;

(c)	“director” where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(d)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(e)	“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(f)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(g)	“fully managed account” means an investment portfolio account of a client established in writing with a portfolio advisor who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

(h)	“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

(i)	“jurisdiction” means a province or territory of Canada except where used in the term “foreign jurisdiction”;

(j)	“mutual fund” includes (i) an issuer, (x) whose primary purpose is to invest money provided by its security holders, and (y) whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer, or (ii) an issuer or class of issuers that is designated as a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of “mutual fund” under the Securities Act (Ontario), but does not include an issuer or a class of issuer that is designated not to be a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of “mutual fund” under the Securities Act (Ontario);

(k)	“non-redeemable investment fund” means an issuer:

(i)	whose primary purpose is to invest money provided by its securityholders;

(ii)	that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(iii)	that is not a mutual fund;

(l)	“officer” means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer or registrant;

(m)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(n)	“portfolio adviser” means

(i)	a portfolio manager; or

(ii)	a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

(o)	“portfolio manager” means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients;

(p)	“promoter” means (i) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (ii) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of the definition of “promoter” under the Securities Act (Ontario) if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

(q)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

(r)	“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

Affiliated Entities

(s)	A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

Control

(t)	A person or company is considered to be controlled by a person or company if: (i) in the case of a person or company, (x) voting securities of the first mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of, the other person or company, and (y) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company, (ii) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or (iii) in the case of a limited partnership, the general partner is the second-mentioned person or company.

Subsidiary Entity

(u)	A person or company is considered to be a subsidiary entity of another person or company if: (i) it is controlled by, (x) that other, or (y) that other and one or more persons or companies each of which is controlled by that other, or (z) two or more persons or companies, each of which is controlled by that other, or (ii) it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

All monetary references are in Canadian Dollars.

EXHIBIT 3

Disclosure Documents

1. Management Proxy and Information Circular dated June 1, 2005

2. Interim Consolidated Financial Statements for Three Months Ended March 31, 2005 (Unaudited - Canadian GAAP)

3. Management’s Discussion and Analysis - Quarter Ended March 31, 2005 (dated May 13, 2005)

4. Annual Information Form - Year Ended December 31, 2004 (dated March 29, 2005)

5. Annual Consolidated Financial Statements for Years Ended December 31, 2004 and 2003 (Audited - Canadian GAAP)

6. Company Press Releases dated April 19 and May 2, 10, 17, 20, 25 of 2005

7. Term Sheet for Proposed Senior Secured Note with Common Share Issuance attached as Exhibit 4 to this Subscription Agreement (Confidential)

The documents described in 1 through 6 above can be found under Gastar Exploration Ltd. Company Profile on www.sedar.com.

The document described in 7 above is confidential and should not be distributed or disclosed.

EXHIBIT 4

GASTAR EXPLORATION LTD.

$90,000,000 SENIOR SECURED NOTES

With Common Share Issuance

TERM SHEET

(Confidential)

Issuer:	Gastar Exploration Ltd. (“the Company”).

Securities:	Senior Secured Notes (“the Notes”) issued at Par Value.

Issuance Amount:	Up to $90,000,000. The Company would receive $70,000,000 at the Closing, and have an option to draw an additional $20,000,000 over the Term (on terms and conditions described below).

Rank/Security:

Investor would have a first perfected security interest on all tangible and intangible assets now owned, and hereafter created or acquired by the Company and its domestic (U.S.) subsidiaries, including but not limited to all accounts, notes, and contracts receivable, inventory, machinery and equipment, land and buildings, drilling and mineral rights, and general intangibles, and a first perfected pledge of 100% of the stock of all subsidiaries (existing & future, direct and indirect), except (i) with respect to the Powder River Basin assets (which would be subject to a springing lien if not sold within 120 days) (ii) existing Australian assets provided that pledge of 100% of stock of Subsidiary that owns such assets will remain in place at all times and (iii) California oil and gas assets (which would be subject to a springing lien if value or investment to develop exceed $250,000). Negative covenants prohibiting the issuance or incurrence of debt or liens at the foreign subsidiary level would also be included. Neither the Company nor any of its subsidiaries may incur any additional indebtedness unless such indebtedness (with certain exceptions) is subordinated to the Notes, in a form acceptable to Investor, is unsecured and matures after the maturity date of the Notes (“Permitted Subordinated Debt”). Existing indebtedness to be scheduled to include convertible debentures of $30,000,000, $25,000,000 unsecured subordinated note due to Geostar in January 2006 and $3,250,000 unsecured subordinated note due 2009.

Permitted Indebtedness per industry standard for secured oil and gas financings.

Use of Proceeds:	Approximately $70,000,000 of the proceeds are to be used for general corporate purposes including re-
financing existing debt, the acquisition of additional interests in the Company’s existing leasehold and working interest properties and the exploration and development of the Company’s East Texas, Powder
River Basin and Australian oil, natural gas and CBM assets. Approximately $27,500,000 of the proceeds are to be used to redeem the 15% outstanding senior unsecured notes owed to Ingalls & Snyder.

Interest:	3 month Libor + 600 bps per annum, adjusted and payable quarterly in cash.

Term/Maturity:	5 years and 1 day.

Company Cash/Equity Redemption Right:	The Company, at any time after year one from the Closing, would have the right to repay any or all outstanding Notes in cash, at a redemption price equal to 105% of par plus accrued Interest for years 1 and 2, reducing prepayment penalty each year by 1% until at par plus accrued but unpaid Interest at the Maturity date.

Asset Sales:	Asset Sales and farm-outs permitted so long as (i) no Event of Default exists, (ii) proceeds subject to Lien and reinvested in core business and (iii) officers certificate delivered verifying that after giving effect to disposition Company is in compliance with financial covenants.

Change of Control:	Any increase in common shares due to the terms of the look-back provision or due to the terms of the option to acquire coal rights in Victoria, Australia contained in the definitive documentation between Geostar and Gastar would be carved out of any change of control calculation for redemption purposes. Change of Control Redemption prepayment to match Company Redemption Right except for hostile takeover premium equal to 115% of par.

Company Draw Down Right:	During the period from the 3rd month through the 24th month following the initial Closing, provided the Notes remain outstanding and the Company remains in compliance with the Financial Covenants listed below, the Company would have the right on a quarterly basis to require the Investor to purchase up to an additional $20 million aggregate principal amount of additional Notes (the “Additional Notes”). The Additional Notes would be issued upon the same terms and conditions as the original Notes, including pro rata share issuance, except that these additional Notes would mature 5 years and 1 day from the date of their issuance.

Financial Covenants:	The following financial covenants would apply (i) Hedging Requirement: The Company may not hedge more than 50% (on a forward rolling 12-month basis) of all oil and gas production;

(ii)    PV-10 Proved and Probable Oil and Gas reserves to Net Debt: The ratio of the Company’s PV-
10 for its total proved and probable oil and gas reserves to the Company’s net debt (debt attributable to this facility only, i.e. the $30 million convertible debentures will not be considered debt under these covenants) must be at least 2:1 (1.5 for maintenance purposes) during one year,
2.5:1 starting in year two, 3:1 starting in year three, 3.5:1 starting in year four and 3.5:1 starting in year five and thereafter;

(iii)  PV-10 Proved reserves to Net Debt: The ratio of the Company’s PV-10 for its total proved oil and gas reserves to the Company’s net debt (debt attributable to this facility only, i.e. the $30 million convertible debentures will not be considered debt under these covenants) must be at least
1:1 starting in year two, 1.5:1 starting in year three, 2:1 starting in year four and thereafter.

The Company would have the continual obligation to repay at 100% of par plus accrued but unpaid Interest the amount of Notes necessary to maintain compliance with the above covenants, except for year one under covenant (ii) above, which for maintenance purposes would be 1.5:1, but for additional draw down purposes,
2:1. Clause (ii) and (iii) above will be calculated based on a price for gas per mcf of the lower of (a) $6.00
Henry Hub and (b) the then current Henry Hub prompt month price and price for oil per barrel of the lower of (a) $40 and (b) the then current NYMEX prompt month price.

Share Issuance:

The Investor will receive at Closing and thereafter at each of the first three six-month anniversaries of the Closing, common shares equal to CND $5,000,000 divided by the arithmetic average of the Volume Weighted Average Price (over five trading days) of the Common Stock for the five consecutive trading days prior to Closing or applicable six month anniversary date as the case may be. Common shares to be issued at initial closing estimated to be approximately 1,300,000.

On the take down of Additional Notes and on each of the first three six-month anniversaries of such Additional Note Closing Date (each an “Additional Delivery Date”), the Company shall issue to Investors that number of common shares equal to the quotient of (A) one-fourteenth (1/14) of the Additional Note Issuance Amount Issuance

Amount relating to such Additional Closing Date, divided by (B) the arithmetic average of the weighted average price of the common shares on each of the five (5) consecutive trading days immediately preceding the Additional Delivery Date.

Share issuance will be subject to a (i) deferred issuance if Investors would hold at the time of issuance in excess of 9.99% of the common shares outstanding after any issuance, and (ii) limitation of issuance a maximum number of shares issued without breaching the rules or regulations of the TSX or such other principal market) (the “Exchange Cap”) with certain subsequent make-up cash payments, if necessary.

Registration:	The Company would be required to file with the U.S. SEC within 90 days of Closing a U.S. registration statement on Form S-1 or other appropriate documentation necessary to effect within 180 calendar days from Closing a U.S. Registration Statement covering the resale of the Common Stock underlying the Warrants and any other securities deemed appropriate by the Company under U.S. securities laws. Certain penalties will apply for failure to register, or subject to applicable grace periods, failure to keep registration statement current.

Closing, Funding, Reimbursements:	Closing and funding would occur after the completion of due diligence to the satisfaction of all parties and simultaneously with the mutual execution of the investment agreements. The investment agreements would contain covenants and protections customary for an investment of this nature. The Company would pay to the Investor at each closing a non-accountable reimbursement amount (“Reimbursement”) equal to 1.0% of the Issuance Amount at such closing. The Investor would cover its own due diligence and legal costs.

Date: 5/27/05